Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2023, relating to the consolidated financial statements of Drilling Tools International Holdings, Inc. for the year ended December 31, 2022.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Oklahoma City, Oklahoma

August 28, 2023

Weaver and Tidwell, L.L.P.

499 West Sheridan Avenue, Suite 2450 | Oklahoma City, OK 73102

Main: 405.594.9200

CPAs AND ADVISORS | WEAVER.COM